As filed with the Securities and Exchange Commission on June 28, 2011

Registration No. 333-161290

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1978822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10700 Bren Road West

Minnetonka, MN 55343

(952) 930-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David P. Holveck

Chief Executive Officer

American Medical Systems Holdings, Inc.

10700 Bren Road West

Minnetonka, Minnesota 55343

(952) 930-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck R. Scott Shean Latham & Watkins LLP 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626 Telephone: (714) 540-1235	Eileen T. Nugent Brandon Van Dyke Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-2000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On August 12, 2009, American Medical Systems Holdings, Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-161290) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which Registration Statement was deemed effective upon filing. The Registration Statement registered an indeterminate amount of common stock, senior debt securities, subordinated debt securities and warrants of the Company (collectively, the “Securities”).

On June 17, 2011, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 10, 2011, by and among the Company, Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Endo”), and NIKA Merger Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Endo, the Company became a wholly owned indirect subsidiary of Endo.

In connection with the transactions contemplated by the Merger Agreement, the Company is terminating all of its offerings of securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration all Securities that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, in the State of Minnesota, on the 28th day of June, 2011.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:	/s/ David P. Holveck
David P. Holveck Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons on June 28, 2011 in the capacities indicated.

Signature	Capacity

/s/ David P. Holveck David P. Holveck	Chief Executive Officer and Director (principal executive officer)

/s/ Alan G. Levin Alan G. Levin	Executive Vice President and Chief Financial Officer and Director (principal financial officer and principal accounting officer)

/s/ Anthony P. Bihl, III Anthony P. Bihl, III	Director

/s/ Ivan P. Gergel, M.D. Ivan P. Gergel, M.D.	Director

/s/ Julie H. McHugh Julie H. McHugh	Director